EXHIBIT 23.1

                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2, of our report dated March 29, 2004, relating to the financial statements of American Natural Energy Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Tulsa, Oklahoma
June 14, 2004